SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 18, 2002

quepasa.com, inc.
(Exact name of registrant as specified in its charter)

Nevada	0-25565	86-0879433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	I.D. Number)

410 No. 44th Street
Suite 450
Phoenix, AZ 85008
(Address of principal executive offices)

Registrant’s telephone number, including area code: (602) 231-9002

5150 North 16th Street
Suite B-145
Phoenix, AZ 85016
(Former name or former address, if changed since last report)

ITEM 5.    OTHER INFORMATION

On September 18, 2002, the Registrant executed an Employment Agreement (“Agreement”) with Fernando Ascencio pursuant to which Ascencio became its Director of Latin American Operations.

On September 18, 2002, the Registrant executed an Employment Agreement (“Agreement”) with Jim Dixon pursuant to which Dixon became its Vice President, Business Development.

On September 25, 2002, the Registrant executed an Employment Agreement (“Agreement”) with David Hansen pursuant to which Hansen became its Chief Technical Officer.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.1	Employment Agreement with Fernando Ascencio

10.2	Employment Agreement with Jim Dixon

10.3	Employment Agreement with David Hansen

Dated: October 1, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

quepasa.com, inc. (Registrant)

By:	/s/ JEFFREY S. PETERSON
Jeffrey S. Peterson Chief Executive Officer

Dated:  October 1, 2002